EXHIBIT 99.1

E-Waste Systems, Inc. Signs $30,000,000 Contract
Business Expansion in China Continues

London, UK – Shanghai, China – February 6, 2013 - E-Waste Systems, Inc. (OTCQB: EWSI) ('EWSI' or the "Company"), an electronic waste management, reverse logistics, environmentally focused services and technology company and the first pure play public e-waste operator, announced today the signing of a $30 million contract with its investment partner, Tanke Incorporated for further expansion and revenue growth in the China market.

“Tanke was instrumental to helping us launch our China business last year and with their help we are now dramatically expanding our joint commitment to the EWSI strategy for this new year,” said Martin Nielson, Founder and CEO of E-Waste Systems, Inc. “Conservatively, we expect this will add $30 million or more to EWSI’s 2014 revenues, and we see significant additional opportunities for growth beyond that.”

“We are very happy to expand our commitment to and involvement with EWSI.” Said Xiaoyong Zhang, President of Tanke Incorporated. “EWSI offers a comprehensive solution to a global problem and our partnership with EWSI will enable us to promote best practices of management as well as the continued development and implementation of state-of-the-art technologies and processes.  We are equally proud of our joint commitment to achieving the highest standards of public health and environmental protection.”

Earlier in the year, EWSI announced a new investment from Tanke Inc. in the amount of $2.3 million, via an exchange of shares.   This is in addition to investments last year of $650,000 and $800,000, and a Master Licensing agreement that amounted to an additional $150,000. “Tanke continues to play a key role in our expansion efforts in a part of the world that is fast becoming the global leader in e-waste generation and processing,” said Mr. Nielson. “In China, domestic and foreign e-waste streams are very large and there is considerable work required to build the proper infrastructure to manage it.”

Forecasts suggest that 65 million tons of global e-waste will be generated annually by 2017 with strong and continuous growth1.  Across the world, e-waste is already the fastest growing of all waste streams.  In 2012, the most recent year for which reliable data exists, China alone generated 7.25 million metric tons of e-waste, which is 2nd only to the United States at 9.4 million.23.

About E-Waste Systems, Inc.

E-Waste Systems, Inc. is the first pure play public company in the emerging waste electrical and electronics equipment ("WEEE") industry. EWSI targets companies facing regulations, corporate social responsibility pressures or other mandates for handling e-waste. EWSI operates and assists its large geographical network of affiliates, applying best practices in professional management, offering state-of-the-art engineering, and providing a truly global e-waste solution. Additional information, including the business plan summary, photos and descriptions of the company’s facilities and personnel, and overall progress of the Company is available on the official website and social media sites: www.ewastesystems.com, www.facebook.com/ewastesystems, @ewastesystems.com (Twitter), and LinkedIn: E-Waste Systems, Inc. Or contact: Investor Relations at: ir@ewastesystems.com

Safe Harbor Statement: Certain statements and information in this release constitute "forward-looking statements" as defined in the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, estimates and expectations is contained in the Company's SEC filings. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws

_________________

1 Used Electronics Don’t Die. Retrieved from: http://www.ibtimes.com/used-electronics-dont-die-new-e-waste-world-map-reveals-worldwide-toll-discarded-electronics-1509578

2 U-Step, interactive e-waste map, China. Retrieved from: http://step-initiative.org/index.php/Overview_China.html

3 U-Step, interactive e-waste map, USA. Retrieved from: http://step-initiative.org/index.php/Overview_USA.html